EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement dated as of April 1, 2005 (the “Agreement”) is by and among Retalix Ltd., an Israeli corporation (“Retalix”), and the persons listed in Schedule A hereto (the “Holders”).

WITNESSETH:

WHEREAS, Retalix has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of the date hereof with Retalix Holdings, Inc., a Delaware corporation, TCI Solutions, Inc., Delaware corporation, and the Holders;

WHEREAS, in the transaction Holders will receive shares of Parent Common Stock; and

WHEREAS, Retalix is willing to grant certain rights to have such shares of Parent Common Stock registered for resale to the public on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND EFFECTIVENESS

1.1 Common Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement that are defined in the Stock Purchase Agreement shall have the meanings assigned to them in the Stock Purchase Agreement, and the rules of construction and documentary conventions set forth in the Stock Purchase Agreement shall apply to this Agreement.

1.2 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” or “Holders” means Holders and the person or persons that have the right to have their shares of Parent Common Stock registered under this Agreement.

“Holder Registration Statement” means the registration statement filed with the Commission pursuant to this Agreement.

Registration Rights Agreement -- Page 2

“Registration Expenses” means the expenses incurred by Retalix in complying with Article II, including registration and filing fees, securities exchange or market listing fees, printing expenses, fees and disbursements of counsel for Retalix, state Blue Sky fees and expenses, but excluding any underwriting commissions and discounts and selling concessions and any stock transfer Taxes.

“Registrable Shares” means, with respect to each Holder, any shares of Parent Common Stock received by such Holder in the transaction (including any shares deposited in escrow pursuant to the terms of the Escrow Agreement which are ultimately released to the Sellers), and any additional unregistered shares received by such Holder as a stock dividend on the Registrable Shares, or pursuant to a stock split or similar recapitalization of Retalix's Parent Common Stock; provided, however, that "Registrable Shares" shall not include any such shares of Parent Common Stock that as of the date of the determination have previously been sold by such Holder pursuant to Rule 144 under the Securities Act. In addition, Registrable Shares shall not include shares of Parent Common Stock received by a Holder in the transaction in the event that all of such Holder's shares may be immediately sold by such Holder without registration and without restriction as to the number of shares to be sold, pursuant to Rule 144.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” and words of similar import means any offer to sell, sale, assignment, pledge, transfer, contract to sell, grant of any option or other right to purchase, grant of any ownership interest, or other disposition or change of legal, record or beneficial ownership, whether direct or indirect, voluntary or involuntary.

1.3 Effectiveness. This Agreement shall become effective as of the Closing.

ARTICLE II

REGISTRATION RIGHTS

2.1 Registration of Shares. (a) Retalix shall file with the Securities and Exchange Commission (the “Commission”), within 60 days following the Closing Date, a “shelf” registration statement covering the resale to the public by the Holders of all Registrable Shares issued on the Closing Date (including the shares deposited in escrow). Retalix shall use all reasonable best efforts to cause the Holder Registration Statement to be declared effective by the Commission as promptly as possible after the date of filing. The Holder Registration Statement shall be on Form F-3 (or its then equivalent), if available to Retalix, or absent such availability, on Form F-1 (or its then equivalent). The Holder Registration Statement shall contain (except if otherwise directed by the Holders) the "Plan of Distribution" section in substantially the form attached hereto as Exhibit A. Such Plan of Distribution may change as a result of comments received from the Securities and Exchange Commission.

Registration Rights Agreement -- Page 3

(b)           If at the time immediately prior to the filing of the Holder Registration Statement or at any time during the effectiveness of the Holder Registration Statement Retalix is in possession of material information that the Board of Directors of Retalix in good faith determines disclosure of which would be detrimental to the business and affairs of Retalix and that the registration statement would be materially misleading absent the inclusion of such information, then, upon notice from Retalix to each of the Holders who have Registrable Shares of the occurrence of an event described above, Retalix may at its option suspend the use of the Resale Prospectus by the Holders in connection with any sale of shares under the Holder Registration Statement, as the case may be, for a reasonable period until the time such event no longer exists. The Holders hereby agree to suspend the use of the Resale Prospectus upon receipt of such a notice from Retalix, subject to the terms and limitations set forth in this Section 2.1(b). Retalix’s right to suspend use of the Resale Prospectus may be exercised by Retalix for an aggregate period of not more than 90 days in any twelve month period. Retalix shall promptly give notice to the Holders at the time the event resulting in suspension of the use of the Resale Prospectus no longer exists.

(c)            Retalix shall use commercially reasonable efforts to maintain the effectiveness of such registration statement with respect to holders of Registrable Shares until the date which is two years after the Effective Time or such earlier time as no shares are deemed to be Registrable Shares.

2.2 Indemnification of Holders. If Retalix registers any of the Registrable Shares under the Securities Act pursuant to this Agreement, Retalix shall indemnify and hold harmless each Holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls a Holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, shall reimburse each Holder, each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by Retalix) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by Retalix of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Retalix and relating to action or inaction required of Retalix in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished to Retalix in writing in connection therewith by any such Holder (in the case of indemnification of such Holder), any

Registration Rights Agreement -- Page 4

such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling Person) expressly for use therein; (ii) such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus copies of which were delivered to such Holder or such underwriter on a timely basis, and such Holder or such underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act; or (iii) the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability occurred after Retalix gave notice to the Holders of suspension of the use of the Resale Prospectus in accordance with Section 2.1(b) hereof.

2.3 Indemnification of Retalix. If Retalix registers any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Holder shall indemnify and hold harmless Retalix, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls Retalix within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, shall reimburse Retalix and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, but only insofar as any such statement or omission (i) was made in reliance upon and in conformity with information furnished to Retalix in writing in connection therewith by such Holder expressly for use therein; (ii) such statement or omission was corrected in a final or amended prospectus copies of which were delivered to such Holder on a timely basis, and such Holder or such underwriter failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act; or (iii) the sale of the Registrable Shares to the Person asserting any such loss, claim, damage or liability occurred after Retalix gave notice to the Holders of suspension of the use of the Resale Prospectus in accordance with Section 2.1(b) hereof. Notwithstanding any of the foregoing to the contrary, in no event shall the liability of any Holder for indemnification under this Section 2.3 exceed the proceeds received by such Holder in the offering.

2.4 Indemnification Procedures. (a) Promptly after receipt by any Person entitled to indemnification under Sections 2.2 or 2.3 (an “Indemnified Party”) of notice of the

Registration Rights Agreement -- Page 5

commencement of any action in respect of which indemnity may be sought against any Person under Sections 2.2 or 2.3 (an “Indemnifying Party”), such Indemnified Party shall notify all Indemnifying Parties in writing of the commencement thereof (provided, however, that failure to so notify an Indemnifying Party shall not relieve any Indemnifying Party from any liability it may have hereunder except to the extent that the Indemnifying Party who did not receive such notice shall have been materially prejudiced by such failure) and, subject to the provisions hereinafter stated, the Indemnifying Party shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party.

(b)          The Indemnified Party shall have the right to employ separate counsel and assume its own legal defense in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by the Indemnifying Party shall not be at the expense of the Indemnifying Party unless the employment of such counsel has been specifically authorized in writing by the Indemnifying Party. If the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Parties and the Indemnified Party conducting the defense of such action or that there may be legal defenses available to the Indemnified Party different from or in addition to those available to the Indemnifying Parties, then counsel for the Indemnified Party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Party, and the Indemnifying Parties shall bear the legal or other expenses incurred in connection with the conduct of such defense. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's written consent.

2.5 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Indemnified Party exercising rights under this Agreement, or any controlling Person of any such Indemnified Party, makes a claim for indemnification pursuant to Section 2.2 or 2.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, then the Indemnifying Party and such Indemnified Party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Notwithstanding the foregoing, in no event shall the liability of any Holder for contribution under this Section 2.5 exceed the proceeds received by such Holder in the offering. The relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or by the Indemnified Party on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any

Registration Rights Agreement -- Page 6

such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.6 Exchange Act Registration. So long as Holders own Registrable Shares, Retalix will use its best efforts to file the reports required to be filed by it (if so required) under the Exchange Act in a timely manner and, if at any time Retalix is not required to file such reports, it will, upon the request of any Holder, use its reasonable best efforts to make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. Retalix further covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, Retalix will deliver to such Holder a written statement as to whether it has complied with such information requirements.

2.7 Further Obligations of Retalix. Whenever Retalix is required under this Agreement to register Registrable Shares, subject to the exceptions set forth in Sections 2.1 and 2.1, it shall also do the following:

(i)             file with the Commission a registration statement with respect to such Registrable Shares and use commercially reasonable efforts to cause that registration statement to become effective as soon as possible;

(ii)           as expeditiously as possible prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof);

(iii)          as expeditiously as possible furnish to each Holder whose Registrable Shares are included in such registration statement such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus and any amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Holder;

(iv)          as expeditiously as possible use commercially reasonable efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or Blue Sky laws of such states as the Holders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the selling Holder; provided, however, that Retalix shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v)           as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by Retalix are then listed;

Registration Rights Agreement -- Page 7

(vi)          promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(vii)        promptly make available for inspection by the Holders, any managing underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Holders including Registrable Shares in such registration statement, all customary due diligence information of Retalix and cause Retalix’s officers, directors, employees and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(viii)       as expeditiously as possible, notify each Holder whose Registrable Shares are included in the registration statement, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any Prospectus forming a part of such registration statement has been filed; and

(ix)          as expeditiously as possible following the effectiveness of such registration statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such registration statement or prospectus.

2.8 Further Obligations of Holders. In connection with any registration pursuant to this Agreement in which Registrable Shares held by a Holder are to be registered, such Holder shall furnish to Retalix in writing such information with respect to such Holder and the distribution proposed by such Holder as Retalix reasonably requests for use in connection with any such registration statement or prospectus or otherwise as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.9 Allocation of Expenses. In any registration pursuant to Section 2.1, Retalix shall pay all of the Registration Expenses of such registration. In no event shall Retalix have any obligation to pay or otherwise bear any other expenses or any portion of the underwriters' commissions or discounts and selling concessions or stock transfer Taxes attributable to the Registrable Shares being offered and sold by any of the Holders.

2.10 Sale or Transfer of Shares. The Registrable Shares shall not be sold or Transferred unless either (i) they shall have been sold pursuant to an effective registration statement under the Securities Act or (ii) Retalix shall have been furnished with an opinion of legal counsel, reasonably satisfactory to Retalix, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

2.11 Nontransferability of Rights. The registration rights granted in this Agreement shall not be assignable by any of the Holders without the consent of Retalix, except for transfers to direct or indirect members or limited partners of a Holder or transfers by gift without the receipt of consideration thereof. Any person to whom registration rights may be transferred hereunder shall be deemed a “Holder” and a holder of “Registrable Shares” for purposes of this Agreement only to the extent that the transferee provides written notice of such assignment to Retalix and agrees in writing to be bound hereby.

Registration Rights Agreement -- Page 8

ARTICLE III

MISCELLANEOUS

3.1 Governing Law. This Agreement, and all disputes arising hereunder, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

3.2 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

3.3 Termination. Retalix’s obligations under Sections 2.1, and a person’s right to sell under the Holder Registration Statement shall expire with respect to a person when such person ceases to hold Registrable Shares. Retalix may make any and all appropriate filings with the Commission to deregister any shares covered by the Holder Registration Statement once Retalix’s obligations under Section 2.1 have terminated.

3.4. Amendment; Waiver. This Agreement may be amended or any provision waived, only if such amendment or waiver is in writing and signed by Retalix and the Holders then holding a majority of the Registrable Shares.

Registration Rights Agreement -- Page 9

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties on the date first above written.

RETALIX LTD.
By: /S/ Barry Shaked
Name: Barry Shaked
Title: President and Chief Executive Officer

HOLDERS:
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III, a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany
By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner By: First Analysis IEPEF Management Company, III, L.L.C., A Member By: Mark Koulogeorge, A Member
By: /S/ Mark Koulogeorge Name: Title:
Address: The Sears Tower Suite 9500 233 South Wacker Drive Chicago, Illinois 60606 Attn: _________________ Facsimile No.: (312) 258-0334
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner By: First Analysis IEPEF Management Company, III, L.L.C., A Member

Registration Rights Agreement -- Page 10

By: Mark Koulogeorge, A Member
By: /S/ Mark Koulogeorge Name: Title:
Address: The Sears Tower Suite 9500 233 South Wacker Drive Chicago, Illinois 60606 Attn: Facsimile No.: (312) 258-0334

Registration Rights Agreement -- Page 11

ARGENTUM CAPITAL PARTNERS, L.P.
By: B.R. Associates, Inc, its General Partner
By:/S/ Daniel Raynor Name: Daniel Raynor Title: Chairman
Address: 60 Madison Avenue Suite 701 New York, New York 10010 Attn: Daniel Raynor Facsimile No.: (212) 949-8294
ARGENTUM CAPITAL PARTNERS II, L.P.
By: Argentum Partners II, L.L.C., its General Partner
By: Argentum Investments, L.L.C., its Managing Member
By: /S/ Daniel Raynor Daniel Raynor, Managing Member
Address: 60 Madison Avenue Suite 701 New York, New York 10010 Attn: Daniel Raynor Facsimile No.: (212) 949-8294

Registration Rights Agreement -- Page 12

TCI ACPII LIMITED PARTNERS, L.P.
By: Argentum Investments, L.L.C., its Managing Member
By: /S/ Daniel Raynor Daniel Raynor, Managing Member
Address: 60 Madison Avenue Suite 701 New York, New York 10010 Attn: Daniel Raynor Facsimile No.: (212) 949-8294
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
By: /S/ Daniel Raynor Name: Daniel Raynor, Title: _______________
Address: 60 Madison Avenue Suite 701 New York, New York 10010 Attn: Daniel Raynor Facsimile No.: (212) 949-8294
/S/ Mark Koulogeorge MARK KOULOGEORGE
Address: ____________________ ____________________ ____________________ Facsimile No.: (___) ________

Registration Rights Agreement -- Page 13

INNOCAL II, L.P.
By: InnoCal Management II, L.P. Its: General Partner
By: /S/ James E. Houlihan Name: James E. Houlihan III Its: Managing Director
Address: 600 Anton Blvd., Suite 1270 Costa Mesa, CA 92626 Facsimile No.: (208) 726-1191

Registration Rights Agreement -- Page 14

PRODUCTIVITY FUND IV, L.P.
By: First Analysis Management Company IV L.L.C., its General Partner
By: First Analysis Venture Operations and Research, L.L.C., Managing Member

By: /S/ Mark Koulogeorge Name: Mark Koulogeorge Title: Member
Address: The Sears Tower Suite 9500 233 South Wacker Drive Chicago, Illinois 60606 Attn: Facsimile No.: (312) 258-0334
PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
By: First Analysis Management Company IV, L.L.C. Its: General Partner
By: First Analysis Venture Operations & Research, L.L.C. Its: Management Member
By: /S/ Mark Koulogeorge Name: Mark Koulogeorge Title: Member
Address: The Sears Tower Suite 9500 233 South Wacker Drive Chicago, Illinois 60606 Attn: Facsimile No.: (312) 258-0334

Registration Rights Agreement -- Page 15

BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP
By: Blue Chip Venture Company, Ltd.
By: /S/ Todd Gardner Todd G. Gardner, Director
Address: c/o Blue Chip Venture Company, Ltd. 1100 Chiquita Center 250 East Fifth Street Cincinnati, Ohio 45202 Facsimile No.: 513-723-2615
TCI ACPII LIMITED PARTNERS, L.P.
By: Argentum Investments, L.L.C., its Managing Member
By: /S/ Daniel Raynor Daniel Raynor, Managing Member
Address: 60 Madison Avenue Suite 701 New York, New York 10010 Attn: Daniel Raynor Facsimile No.: (212) 949-8294

Schedule A

Registration Rights Agreement -- Page 17

EXHIBIT A

PLAN OF DISTRIBUTION

        The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

        (a)               block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

        (b)               purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

        (c)               an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

        (d)               ordinary brokerage transactions and transactions in which the broker solicits purchases;

        (e)               privately negotiated transactions;(f)short sales;

        (g)               through the writing of options on the securities, whether or not the options are listed on an options exchange;

        (h)               through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

        (i)                one or more underwritten offerings on a firm commitment or best efforts basis;

        (j)                any combination of any of these methods of sale; and

        (k)                any other method permitted pursuant to applicable law.

        The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

Registration Rights Agreement -- Page 18

        The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

        From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder will decrease. The plan of distribution for that selling securityholder's securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders' securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders' securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the

Registration Rights Agreement -- Page 19

securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the date on which the selling securityholders have sold all of the securities under Rule 144 or are otherwise eligible for sale under Rule 144 without regard to the volume limitations provided by such Rule. We have agreed to pay all registration expenses in connection with this offering.

        We will not receive any proceeds from sales of any securities by the selling securityholders.

        We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.